Second Quarter Fiscal Year 2019 Earnings Presentation May 8, 2019 Nasdaq: OCSI Exhibit 99.2

Forward Looking Statements Some of the statements in this presentation constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation may include statements as to: our future operating results and distribution projections; the ability of Oaktree Capital Management, L.P. (“Oaktree”) to reposition our portfolio and to implement Oaktree’s future plans with respect to our business; our business prospects and the prospects of our portfolio companies; the impact of the investments that we expect to make; the ability of our portfolio companies to achieve their objectives; our expected financings and investments and additional leverage we may seek to incur in the future; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; and the cost or potential outcome of any litigation to which we may be a party. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this presentation involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended September 30, 2018 and our quarterly report on Form 10-Q for the quarter ended December 31, 2018. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Unless otherwise indicated, data provided herein are dated as of March 31, 2019.

Net investment income of $0.18 per share, up 14% year-over-year Highlights for the Quarter Ended March 31, 2019 1 Excludes investments in OCSI Glick JV LLC (“Glick JV”), a joint venture that invests primarily in senior secured loans to middle market companies. 2 There is one investment on non-accrual that has a fair value of $0. 3 Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales. 1 Net asset value of $9.74 per share, up from $9.43 in the prior quarter 2 Significant progress transitioning portfolio 3 Prudent portfolio growth 4 High quality of earnings with cash interest representing 99% total investment income Board of Directors declared a dividend of $0.155 per share, payable on June 28, 2019 to stockholders of record as of June 14, 2019 Rebound in the credit markets primarily contributed to the NAV increase Core investments represented approximately 91% of the portfolio at fair value as of March 31, 20191 Exited one non-core investment during the quarter 0% non-accruals at fair value2 Selectively added $64 million of new investments; $29 million of net new investments3 Increased leverage (debt-to-equity) to 1.07x from 0.94x

Portfolio Summary as of March 31, 2019 (As % of total portfolio, at fair value; $ in millions) (As % of total portfolio, at fair value) Portfolio Composition Top 10 Industries1 Portfolio Characteristics (at fair value) $592 million invested in 81 companies 99.9% of the total portfolio consists of debt investments 100% of debt portfolio consists of floating rate investments 8.0% weighted average yield on debt investments $7 million average debt investment size1 < 1% Note:Numbers may not sum due to rounding. 1Excludes the investments in the Glick JV. 1Excludes multi-sector holdings, which is comprised of investments in the Glick JV.

Portfolio Diversity OCSI’s portfolio is diverse across borrowers and industries (As % of total portfolio, at fair value) (As % of total portfolio, at fair value) Portfolio by Industry1,2 Diversity by Investment Size Top 10 Investments 23% Next 15 Investments 25% Remaining 53 Investments 43% Glick JV 9% Average Investment Size1 $7 million Industry Group % of Portfolio Software 14.0% IT Services 9.2% Commercial Services & Supplies 8.9% Aerospace & Defense 6.1% Media 6.0% Healthcare Providers & Services 5.6% Oil, Gas & Consumable Fuels 5.0% Diversified Telecommunication Services 4.9% Professional Services 3.4% Pharmaceuticals 2.9% Diversified Financial Services 2.9% Specialty Retail 2.7% Remaining 18 Industries 28.4% Average Industry Exposure 3.3% As of March 31, 2019 1Excludes investments in the Glick JV. 2Based on GICS industry classifications.

OAKTREE
OCSI | Strategic Income Corporation

Debt Portfolio Company Metrics

Debt Portfolio Company EBITDA[1]


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
9/30/17: 11%, 53%, 36%
12/31/17: 8%, 44%, 48%
3/31/18: 8%, 48%, 43%
6/30/18: 1%, 46%, 52%
9/30/18: 1%, 45%, 54%
12/31/18: 3%, 36%, 61%
3/31/19: 1%, 36%, 63%
< $25 million
$25 million - $100 million
$100+ million

Median Debt Portfolio Company EBITDA *($ in millions)*

9/30/17	3/31/18	9/30/18	3/31/19
$67	$83	$110	$125

Debt Portfolio Company Leverage[1]


7.0x
6.5x
6.0x
5.5x
5.0x
4.5x
4.0x
3.5x
3.0x
9/30/17
12/31/17
3/31/18
6/30/18
9/30/18
12/31/18
3/31/19
5.7x
5.5x
5.5x
5.1x
5.7x
5.6x[2]
5.4x[2]
5.4x
4.7x
4.4x
3.9x
4.2x
4.2x
4.1x
OCSI Average Net Leverage Through Tranche
Average Debt Multiples of Middle Market Loans

OCSI's portfolio has transitioned into higher quality, larger borrowers with lower leverage, reflecting our defensive investment approach

Source: S&P Global Market Intelligence.

[1] Excludes negative EBITDA borrowers and recurring revenue software investments.

[2] Represents average debt multiples for respective LTM periods, as there were not enough middle market observations during each respective quarter to produce a meaningful average.

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Non-core Investments: 9% of portfolio Non-core Investments: 58% of portfolio Historical Portfolio Progression Non-core performing private loans represent only 6% of OCSI’s portfolio ($ in millions, at fair value) Portfolio by Category1 1Excludes investments in the Glick JV. -84% Non-core Investments +134% Core Investments

Note:Numbers may not sum due to rounding. Non-core Investment Portfolio Detail Non-core Portfolio Characteristics $46 million at fair value of non-core investments remain, consisting of the following: Private Loans $34 million at fair value in three companies Average debt price: 92.0% Liquid Debt Investments $12 million at fair value in four companies Comprised of publicly quoted liquid loans Average debt price: 95.0% Non-accrual One investment valued at $0.0 million at fair value Debt price: 0.0% (As % of non-core investment portfolio, at fair value; $ in millions) Non-core Investments by Type (At fair value; $ in millions) Non-core Portfolio Composition < 1%

Core Portfolio Progression Nearly 100% of OCSI’s core portfolio is comprised of senior secured investments Core Portfolio by Investment Type (At fair value, $ in millions) ~100% Senior Secured < $1 < $1 < $1 < $1 < $1 < $1 < $1

Q2 2019 Portfolio Originations1 $64 million of new investment commitments $68 million of new funded investments $53 million in 9 new portfolio companies and $12 million in 5 existing portfolio companies Diversified across 9 industries 7.7% weighted average yield at cost on new investments 100% of new debt investment commitments at floating rates Average net leverage through tranche: 2.9x2 New Investment Highlights (As % of new investment commitments, at fair value) New Investment Industry Composition (As % of new investment commitments; $ in millions) New Investment Composition Note:Numbers rounded to the nearest million or percentage point. 1 New investments exclude fundings of existing revolver or delayed draw term loan commitments. 2 Excludes two new recurring revenue technology investments.

OAKTREE
OCSI | Strategic Income Corporation

Historical Financial Information

($ in thousands, except per share data)	Q2'19	Q1'19	Q4'18	Q3'18	Q2'18
Operating Results	**Mar-19**	**Dec-18**	**Sep-18**	**Jun-18**	**Mar-18**
Interest income	$12,294	$11,204	$13,436	$10,792	$9,121
PIK interest income	6	8	536	571	782
Fee income	182	48	752	299	651
Total investment income	**12,482**	**11,259**	**14,724**	**11,661**	**10,555**
Base management fee	1,451	1,415	1,437	1,415	1,393
Part I incentive fee	1,096	854	1,181	1,002	480
Interest expense	3,772	3,223	5,482	3,235	2,898
Other operating expenses[1]	995	1,331	1,057	1,285	1,434
Total expenses	**7,314**	**6,823**	**9,158**	**6,937**	**6,206**
Fees recouped/(waived)	(49)	(427)	3	(348)	(240)
Net expenses	**7,265**	**6,395**	**9,161**	**6,589**	**5,965**
Net investment income	**5,217**	**4,864**	**5,563**	**5,072**	**4,589**
Net unrealized appreciation (depreciation)	8,797	(19,761)	2,540	21,214	3,120
Net realized gains (losses)	(319)	1,696	256	(24,560)	973
Net increase (decrease) in net assets resulting from operations	**$13,695**	**$(13,201)**	**$8,359**	**$1,725**	**$8,683**
Net investment income per common share	**$0.18**	**$0.17**	**$0.19**	**$0.17**	**$0.16**
Net realized and unrealized gains (losses) per common share	0.28	(0.62)	0.09	(0.11)	0.13
Earnings (loss) per common share – basic and diluted	**$0.46**	**$(0.45)**	**$0.28**	**$0.06**	**$0.29**
Distributions per common share	$0.155	$0.155	$0.155	$0.145	$0.140

[1] *Includes professional fees, directors fees, administrator expenses and general and administrative expenses.*

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Historical Financial Information ($ in thousands, except per share data) Select Balance Sheet and Other Data Q2’19 Q1’19 Q4’18 Q3’18 Q2’18 Mar-19 Dec-18 Sep-18 Jun-18 Mar-18 Investment Portfolio (at fair value) $592,147 $553,351 $556,842 $570,794 $542,673 Debt Outstanding1 307,657 262,157 275,057 258,550 257,978 Total Net Assets 287,105 277,977 295,745 291,953 294,501 Net Asset Value per share $9.74 $9.43 $10.04 $9.91 $9.99 Total Leverage 1.07x 0.94x 0.93x 0.89x 0.88x Weighed Average Yield on Debt Investments2 8.0% 7.8% 7.7% 7.9% 7.9% Cash Component of Weighted Average Yield on Debt Investments 7.8% 7.7% 7.6% 7.7% 7.7% Weighted Average Yield on Total Portfolio Investments3 8.0% 7.8% 7.7% 7.8% 7.7% Weighted Average Interest Rate on Debt Outstanding 4.6% 4.5% 4.3% 4.3% 3.7% 1 Net of unamortized financing costs. 2Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including our share of the return on the debt investments in the Glick JV. 3Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including our share of the return on the debt investments in the Glick JV.

Historical Portfolio Activity  ($ in thousands) Q2’19 Q1’19 Q4’18 Q3’18 Q2’18 Mar-19 Dec-18 Sep-18 Jun-18 Mar-18 Investments at Fair Value $592,147 $553,351 $556,842 $570,794 $542,673 Number of Portfolio Companies 81 79 75 72 65 Average Portfolio Company Debt Investment Size $7,400 $7,100 $7,600 $8,100 $8,500 Asset Class: Senior Secured Debt 90.5% 90.1% 89.1% 89.7% 89.0% Glick JV 9.5% 9.9% 10.5% 10.1% 10.7% Equity 0.0% 0.0% 0.4% 0.2% 0.3% Interest Rate Type: % Floating Rate 100% 100% 100% 100% 100% Investment Activity at Cost: New Investment Commitments $64,400 $93,100 $91,800 $113,600 $94,300 New Funded Investment Activity1 67,900 87,000 91,000 114,300 94,700 Proceeds from Prepayments, Exits, Other Paydowns and Sales 38,900 73,100 101,700 83,800 98,400 Net New Investments2 29,000 13,900 (10,700) 30,500 (3,700) Number of New Investment Commitments in New Portfolio Companies 9 12 13 15 11 Number of New Investment Commitments in Existing Portfolio Companies 5 7 2 1 0 Number of Portfolio Company Exits 7 9 9 8 12 1 New funded investment activity is reflected net of drawdowns on existing revolver commitments. 2Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

Net Asset Value Per Share Bridge Note:Net asset value per share amounts are based on the shares outstanding at each respective quarter end. Net investment income per share, net unrealized appreciation / (depreciation), and net realized gain / (loss) are based on the weighted average number of shares outstanding for the period. 1Excludes reclassifications of net unrealized appreciation / (depreciation) to net realized gains / (losses) as a result of investments exited during the quarter. 1 1

Capital Structure Overview ($ in millions) (As % of total funding sources) ($ in millions) Funding Sources Interest Rate Type Historical Principal Outstanding and Leverage Ratio Committed Principal Outstanding Interest Rate Maturity Deutsche Bank Facility $250 $165 LIBOR+1.90% 9/24/2019 Citibank Revolving Credit Facility 180 134 LIBOR+1.70% / 2.25%1 7/18/2023 East West Bank Facility 25 9 LIBOR+2.85% 1/6/2021 Total $455 $308 As of March 31, 2019 1 Interest rate spread depends on asset type. Target Leverage Ratio: 1.2x-1.6x debt-to-equity Multiple capital sources provides us with flexibility to optimize new investment fundings in order to maintain competitive borrowing costs Prudently deploying leverage toward long-term target ratio range

Increase portfolio size to operate within long term target leverage ratio range Opportunities to Increase Return on Equity 1 Utilize additional investment capacity at the Glick JV 2 Modest increase in second lien investments 3 Rotation into higher-yielding proprietary investments 4 Current total leverage of 1.07x debt-to-equity; target leverage range: 1.2x-1.6x debt-to-equity Prudently deploying capital in new investment opportunities in order to reach long term target range Originated $10 million of investments across 4 issuers during Q2 2019 Total remaining investment capacity of approximately $34 million (assuming 2.0x leverage) Second liens represented 5% of the portfolio at fair value $75 million or 13% of the portfolio at fair value comprised of broadly syndicated loans priced lower than LIBOR + 4.00% As of March 31, 2019 We believe OCSI is well-positioned to enhance return on equity

Contact: Michael Mosticchio, Investor Relations ocsi-ir@oaktreecapital.com